WEBSITE & DOMAIN NAME PURCHASE AGREEMENT

THIS AGREEMENT ("Agreement") is made as of the 28th day of June 2011 (the "Sale Date"), by and between Alternative Energy Media, Inc., a Nevada Corporation ("Company" or "AEMI"), and Windstream Partners, LLC. ("Seller" or "WP") an Arizona Limited Liability Company.

WHEREAS, the Seller shall sell to the Company upon the date first written above ("Sale Date"), and the Company shall purchase from the Seller, certain websites and domains that have been developed and/or acquired by WP with a focus towards the alternative energy industry, which shall be listed on Schedule A, hereto ("Websites"). In addition, Seller shall advise with any ongoing marketing, revenue generation, continued development and the potential sale of the Websites ("Services") for a period of one (1) year from the Sale Date. The Services performed by Seller are inclusive of the purchase of the Websites, and are provided to the Company on a non-exclusive basis.

Payment for the Websites: The Company shall pay to WP, the following: (a) the issuance of 4,500,000 shares of common stock of the Company. The Company intends on filing a registration statement with the Securities and Exchange Commission to become a publicly filed company within one hundred twenty (120) days from the Sale Date, and will endure its best efforts to become publicly traded on any exchange or over the counter within a reasonable time thereafter.

Royalty Fees: The Company shall pay Seller a royalty fee of thirty five-percent (35%) of the sale of any of the Website assets. Royalty fee shall have a term of five (5) years from the Sale Date, and not be subject to any offsets, discounts, claims or the like (the "Royalty"). Royalty shall be paid to Seller by 5 business days of Company's receipt of the proceeds pursuant to a sale and shall be paid to Seller by the Company in certified funds or by wire transfer.

Change of Control: If the Company endures a change of control, whereby more than 50% of the Company's common stock changes control by way of merger, sale or investment, the Royalty shall immediately terminate and all due and unpaid Royalty's shall become immediately due and payable by the Company to the Seller.

Non-Disclosure: The Company hereby agrees to maintain the confidentiality of this Agreement and not to disclose the nature and terms of the sale of Websites, except as required by applicable law or pursuant to any disclosures required to be made pursuant to any offering or sale being conducted by the Company in its pursuit of becoming a public company.

Confidentiality: Notwithstanding any other provision hereof, the parties agree that any documents or information, which the Company provides or has previously provided to the Seller in connection with the Services, shall be deemed to be "Confidential Information" hereunder. Any Confidential Information which the Company discloses (or has disclosed prior to the date hereof) to the Seller (a) shall not be used by the Seller in its business activities or for any purpose other than in connection with the Services and (b) shall not be disclosed by the Seller to any other person or entity without the Company's prior written consent; provided, however, that the Seller may reveal such information to its representatives and Sellers who (i) need to know or be aware of the Confidential Information in connection with the Services and (ii) are informed of the confidential nature of the Confidential Information and agree to comply with the provisions of this Agreement.

Expenses: In addition to any fees payable hereunder, the Company shall reimburse the Seller for all reasonable out-of-pocket expenses incurred in connection with the Services performed,

including (1) domain name renewal fees, hosting fees, and other associated expenses; (2) reasonable charges for any related travel; (3) and any other reasonable expenses paid or incurred on the Company's behalf. All such expenses shall be pre-approved by the Company in writing. The Company shall be directly responsible for any and all website development costs, application development and integration expenses for the Websites.

Jurisdiction: This Agreement is made pursuant to the State of California, San Diego County.

IN WITNESS WHEREOF, the parties hereto have duly caused this Purchase Agreement to be executed as of the day and year first above written.

ALTERNATIVE ENERGY MEDIA, INC.

/s/ Matthew J. Zouvas

Authorized Signature
Print Name: Matthew J. Zouvas
Title: President & Secretary
Date: 6/28/2011

Contact Info:

619-917-9093
Telephone Number

619-688-1716
Fax Number

WINDSTREAM PARTNERS, LLC

/s/ Elizabeth J. Kern

Authorized Signature
Print Name: Elizabeth Kern
Title: Managing Partner
Date: 6/28/2011

Contact Info:

480-659-4907
Telephone Number

480-323-2579
Fax Number

SCHEDULE A

Websites and/or Domain Names (Websites)

- **AlternativeEnergyMedia.com**
- **AlternativePowerMall.net**
- **SolarPowerProducts.us**

Agreed & Accepted by ALTERNATIVE ENERGY MEDIA, INC.:

/s/ Matthew J. Zouvas

____
Authorized Signatory

Matthew J. Zouvas, President
Print Name & Title

June 28, 2011
Date